Exhibit 99.6

         (Text of graph posted to Ashland Inc.'s website concerning
                Ashland Performance Materials' gross profit)

                  Gross Profit % - 3 Month Rolling Average


               2002       2003       2004       2005       2006       2007
              ------     ------     ------     ------     ------     ------

January        23.4       22.3       21.0       17.3       21.3       20.5
February       24.2       21.8       21.6       18.6       22.2       19.7
March          26.0       20.9       21.8       20.7       22.9       20.5
April          27.8       21.2       22.0       21.5       23.4
May            28.1       20.8       20.8       21.6       24.2
June           27.9       22.0       20.2       22.6       25.0
July           26.7       22.2       20.0       22.7       24.6
August         25.4       23.1       19.6       22.9       22.8
September      24.7       21.6       17.7       21.2       20.3
October        24.8       22.2       16.9       21.6       20.4
November       24.4       21.7       16.8       20.9       20.8
December       23.8       22.6       16.6       21.6       21.1


                 Gross Profit % - 12 Month Rolling Average

               2002       2003       2004       2005       2006       2007
              ------     ------     ------     ------     ------     ------

January        22.7       25.4       21.7       18.9       21.8       22.2
February       23.2       25.0       21.8       18.9       21.9       21.9
March          23.8       24.4       22.0       18.8       22.1       21.7
April          24.3       23.8       21.9       19.0       22.3
May            24.8       23.1       21.8       19.3       22.5
June           25.2       22.8       21.5       19.7       22.8
July           25.5       22.6       21.3       19.9       22.8
August         25.5       22.5       20.9       20.2       22.5
September      25.8       22.1       20.4       20.4       22.5
October        25.7       22.0       19.8       20.9       22.4
November       25.6       21.9       19.5       21.1       22.5
December       25.6       21.8       18.9       21.6       22.3